Exhibit 5.7

[Letterhead of Stoel Rives LLP]

June 22, 2012

Community Choice Financial Inc.
7001 Post Road, Suite 200
Dublin, Ohio 43016

Re:  Registration Statement of Community Choice Financial Inc.

Ladies and Gentlemen:

Reference is made to the Registration Statement (the “Registration Statement”) on Form S-4 filed by Community Choice Financial Inc., an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 22, 2012 in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange by the Company (the “Exchange Offer”) of up to $395,000,000 aggregate principal amount of the Company’s 10.75% Senior Secured Notes due 2019 to be registered under the Securities Act (the “New Notes”), which New Notes will be guaranteed by each of the guarantors named in Schedule I hereto (the “Note Guarantors”), for a like principal amount of the Company’s outstanding 10.75% Senior Secured Notes due 2019 which have not been registered under the Securities Act (the “Old Notes”), which Old Notes have also been guaranteed by the Note Guarantors.

In connection with the preparation of this opinion letter and as the basis for the opinions (the “Opinions”) set forth below, we have made such investigations of the laws of the State of Alaska, the laws of the State of Idaho, the laws of the State of Minnesota, the laws of the State of Nevada, the laws of the State of Utah, the laws of the State of Washington and the laws of the State of Wyoming as we have deemed necessary, and we have examined such documents and records as we have deemed necessary, including the following:

(a)           a photocopy of an executed counterpart of the Indenture, dated as of April 29, 2011, among the Company, as issuer, subsidiary guarantors party thereto, including the Note Guarantors, and U.S. Bank National Association, as trustee and collateral agent (the “Indenture,” which term includes the First Supplemental Indenture, dated as of April 1, 2012 (the “First Supplemental Indenture”));

(b)           the forms of the Old Notes and of the New Notes;

(c)           a photocopy of the articles of incorporation and bylaws of Reliant Software, Inc. (“Reliant”), certified to our satisfaction;

(d)           a photocopy of the certificate of formation or articles of organization, as applicable, and the limited liability company agreement or operating agreement, as applicable, of Cash Central of Alaska, LLC (“Cash Alaska”), Cash Central of Idaho, LLC (“Cash Idaho”), Cash Central of Minnesota, LLC (“Cash Minnesota”), Cash Central of Nevada, LLC (“Cash Nevada”), Cash Central of Utah, LLC (“Cash Utah”), Cash Central of Washington, LLC (“Cash Washington”) and Cash Central of Wyoming, LLC (“Cash Wyoming”), each with any amendments thereto and each certified to our satisfaction (as applicable, the “Organizational Documents”);

(e)           (1) a certificate of compliance as to Cash Alaska, issued by the Secretary of State of the State of Alaska; (2) a certificate of existence as to Cash Idaho, issued by the Secretary of State of the State of Idaho; (3) a certificate of good standing as to Cash Minnesota, issued by the Secretary of State of the State of Minnesota; (4) a certificate of existence as to Cash Nevada, issued by the Secretary of State of the State of Nevada; (5) certificates of existence as to each of Reliant and Cash Utah, issued by the Secretary of State of the State of Utah; (6) a certificate of existence as to Cash Washington, issued by the Secretary of State of the State of Washington; and (7) a good standing certificate as to Cash Wyoming, issued by the Secretary of State of the State of Wyoming; and

(f)            the certificate of an officer of Reliant, Cash Alaska, Cash Idaho, Cash Minnesota, Cash Nevada, Cash Utah, Cash Washington and Cash Wyoming, dated as of the date of this opinion letter, certifying to the matters specified therein and as to the resolutions adopted by the board of directors, managers, shareholders or members, as applicable, of such Note Guarantors authorizing the transactions contemplated by the Indenture.

For purposes of this opinion letter, the following terms and phrases have the following meanings:

(i)            “laws of the State of Alaska” or “Alaska law” means and is limited to the present published statutes of the State of Alaska, the applicable provisions of the Alaska constitution, the administrative rules and regulations of agencies of the State of Alaska as contained in the present published Alaska Administrative Code, and the present published decisions of the courts of the State of Alaska that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(ii)           “laws of the State of Idaho” or “Idaho law” means and is limited to the present published statutes of the State of Idaho, the applicable provisions of the Idaho constitution, the administrative rules and regulations of agencies of the State of Idaho as contained in the present published Idaho Administrative Code, and the present published decisions of the courts of the State of Idaho that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(iii)          “laws of the State of Minnesota” or “Minnesota law” means and is limited to the present published statutes of the State of Minnesota, the applicable provisions of the Minnesota constitution, the administrative rules and regulations of agencies of the State of Minnesota as contained in the present published Minnesota Rules, and the present published decisions of the courts of the State of Minnesota that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(iv)          “laws of the State of Nevada” or “Nevada law” means and is limited to the present published statutes of the State of Nevada, the applicable provisions of the Nevada constitution, the administrative rules and regulations of agencies of the State of Nevada as contained in the present published Nevada Administrative Code, and the present published decisions of the courts of the State of Nevada that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(v)           “laws of the State of Utah” or “Utah law” means and is limited to the present published statutes of the State of Utah, the applicable provisions of the Utah constitution, the administrative rules and regulations of agencies of the State of Utah as contained in the present published Utah Administrative Code, and the present published decisions of the courts of the State of Utah that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(vi)          “laws of the State of Washington” or “Washington law” means and is limited to the present published statutes of the State of Washington, the applicable provisions of the Washington constitution, the administrative rules and regulations of agencies of the State of Washington as contained in the present published Washington Administrative Code, and the present published decisions of the courts of the State of Washington that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

(vii)         “laws of the State of Wyoming” or “Wyoming law” means and is limited to the present published statutes of the State of Wyoming, the applicable provisions of the Wyoming constitution, the administrative rules and regulations of agencies of the State of Wyoming as contained in the present published Wyoming Administrative Code, and the present published decisions of the courts of the State of Wyoming that in each instance are normally applicable to transactions of the type contemplated by the Exchange Offer.

Based upon the examination described above, subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter and under current interpretations of the laws of the State of Alaska, the laws of the State of Idaho, the laws of the State of Minnesota, the laws of the State of Nevada, the laws of the State of Utah, the laws of the State of Washington and the laws of the State of Wyoming, we are of the opinion that:

1.             Reliant is validly existing as a corporation in good standing under the laws of the State of Utah.

2.             Cash Alaska is validly existing as a limited liability company in good standing under the laws of the State of Alaska.

3.             Cash Idaho is validly existing as a limited liability company under the laws of the State of Idaho.

4.             Cash Minnesota is validly existing as a limited liability company in good standing under the laws of the State of Minnesota.

5.             Cash Nevada is validly existing as a limited liability company in good standing under the laws of the State of Nevada.

6.             Cash Utah is validly existing as a limited liability company in good standing under the laws of the State of Utah.

7.             Cash Washington is validly existing as a limited liability company under the laws of the State of Washington.

8.             Cash Wyoming is validly existing as a limited liability company in good standing under the laws of the State of Wyoming.

9.             As of the date of the First Supplemental Indenture, Reliant had the requisite corporate power and the requisite corporate authority to enter into the First Supplemental Indenture, and as of the date hereof, Reliant has the requisite corporate power and the requisite corporate authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

10.           As of the date of the First Supplemental Indenture, Cash Alaska had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Alaska has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

11.           As of the date of the First Supplemental Indenture, Cash Idaho had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Idaho has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

12.           As of the date of the First Supplemental Indenture, Cash Minnesota had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Minnesota has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

13.           As of the date of the First Supplemental Indenture, Cash Nevada had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Nevada has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

14.           As of the date of the First Supplemental Indenture, Cash Utah had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Utah has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

15.           As of the date of the First Supplemental Indenture, Cash Washington had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Washington has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

16.           As of the date of the First Supplemental Indenture, Cash Wyoming had the requisite limited liability company power and the requisite limited liability company authority to enter into the First Supplemental Indenture, and as of the date hereof, Cash Wyoming has the requisite limited liability company power and the requisite limited liability company authority to perform its obligations under the Indenture (including the guarantee of the New Notes pursuant to the Indenture).

17.           The First Supplemental Indenture has been duly authorized, executed and delivered by Reliant, Cash Alaska, Cash Idaho, Cash Minnesota, Cash Nevada, Cash Utah, Cash Washington and Cash Wyoming.

The Opinions are predicated upon and are limited by the matters set forth in the Opinions and, with your permission, are further subject to the qualifications, exceptions, assumptions and limitations set forth below (with the understanding that we have not undertaken any independent investigation to verify the accuracy or completeness of any such qualifications, exceptions, assumptions or limitations):

A.            The Opinions are limited to the laws of the State of Alaska, the laws of the State of Idaho, the laws of the State of Minnesota, the laws of the State of Nevada, the laws of the State of Utah, the laws of the State of Washington and the laws of the State of Wyoming. We express no opinion as to local laws or the laws of any other state or country.

B.            In rendering the Opinions, we have assumed that each Note Guarantor has complied with the provisions of the securities laws, “blue sky” laws, securities regulations, and securities rules of any applicable state and the United States of America.

C.            The Opinions that relate to specific agreements or documents, relate only to the specified agreements or documents and do not extend to documents, agreements or instruments referred to in such agreements or documents (even if incorporated therein by reference) or to any exhibits, annexes or schedules that are not expressly identified in such Opinion.

D.            In rendering the Opinions, we have assumed (i) the genuineness of all signatures, (ii) the capacity of all individuals executing documents and the authority of such individuals executing documents (other than officers of Reliant, Cash Alaska, Cash Idaho, Cash Minnesota, Cash Nevada, Cash Utah, Cash Washington or Cash Wyoming), (iii) the conformity to the original documents of all photocopies or facsimile copies submitted to us, whether certified or not, (iv) the authenticity of all documents submitted to us as originals, (v) the enforceability, completeness and accuracy of the Organizational Documents, and (vi) the conformity, in all material respects, of all copies of the Indenture to the copy of the Indenture examined by us.

E.             The Opinions are limited to those expressly stated, and no other opinions may be implied or inferred.

F.             We assume no obligation to update or supplement the Opinions to reflect any facts or circumstances that may come to our attention after the effectiveness of the Registration Statement or any change in the law that may occur after the date of the effectiveness of the Registration Statement.

G.            We have assumed that all material factual matters contained in the Indenture, including without limitation any representations and warranties, are true, accurate and complete as set forth therein, to the extent such factual matters bear on the Opinions.

H.            Under the laws of the State of Nevada, the interpretation of any agreement is based upon the intent of the parties and evidence extrinsic to an agreement may be introduced to ascertain the intent of the parties regardless of the presence or absence of ambiguity, and regardless of a statement by the parties that their written agreement constitutes an integral expression of their agreement and, as such, the Opinions with respect to Cash Nevada are expressly qualified to the extent that a determination of the intent of the parties is based on evidence other than the words used in the Indenture (and in the guarantee of the New Notes pursuant to the Indenture), if such would lead to a result differing from any such Opinions.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement with respect to the laws of the State of Alaska, the laws of the State of Idaho, the laws of the State of Minnesota, the laws of the State of Nevada, the laws of the State of Utah, the laws of the State of Washington and the laws of the State of Wyoming.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ STOEL RIVES LLP

SCHEDULE I

Name of Guarantor	Jurisdiction of Incorporation/Organization
Reliant Software, Inc.	Utah

Cash Central of Alaska, LLC	Alaska

Cash Central of Idaho, LLC	Idaho

Cash Central of Minnesota, LLC	Minnesota

Cash Central of Nevada, LLC	Nevada

Cash Central of Utah, LLC	Utah

Cash Central of Washington, LLC	Washington

Cash Central of Wyoming, LLC	Wyoming